                     GOLDEN STATE VINTNERS, INC.
        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            EXHIBIT 11

 Basic and fully diluted earnings per share ("EPS") are determined as follows:



                                                                     Three Months Ended            Six Months Ended
                                                                         December 31,                December 31,
                                                                  ------------------------     -------------------------
                                                                     1998           1997           1998           1997
                                                                  ---------      ---------     ----------     ----------
 Basic EPS Computation
 Numerator:
   Net income (loss)                                              $   6,150      $    (133)    $    7,336     $    4,897
   Less:    Accretion of redeemed senior preferred stock                  -              -         (1,771)
            Accretion of converted junior preferred stock                 -              -           (157)
            Redeemable preferred stock dividends                          -           (635)          (400)          (635)
                                                                  ---------      ---------     ----------     ----------
   Income (loss) available to common stockholders                 $   6,150      $    (768)    $    5,008     $    4,262
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Denominator:
   Weighted average common shares                                     9,479          6,862          9,207          6,862
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Basic EPS                                                        $    0.65      $ (0.11)     $     0.54     $     0.62
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Diluted EPS Computation
 Numerator:
   Income (loss) available to common stockholders                 $   6,149      $    (768)    $    5,008     $    4,262
   Add: Junior preferred stock dividends                                  -              -              -             35
                                                                  ---------      ---------     ----------     ----------
   Income (loss) available to common stockholders
    and assumed conversions                                       $   6,149      $    (768)    $    5,008     $    4,297
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Denominator:
   Weighted average common shares outstanding                         9,479          6,862          9,207          6,862
   Stock options                                                        272              -            282            326
   Junior preferred stock                                                 -              -              -            130
                                                                  ---------      ---------     ----------     ----------
   Adjusted weighted average common shares                            9,751          6,862          9,489          7,318
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------

 Diluted EPS                                                      $   0.63       $   (0.11)    $     0.53     $     0.59
                                                                  ---------      ---------     ----------     ----------
                                                                  ---------      ---------     ----------     ----------


                                       1